Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS STRONG

FIRST QUARTER 2022 FINANCIAL RESULTS

Strong First Quarter Loan & Deposit Growth Exceed Plan

HUMBLE, TX – April 28, 2022 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company” or “Third Coast”), the bank holding company for Third Coast Bank, SSB, today reported its 2022 first quarter financial results.

First Quarter 2022 Financial and Operational Highlights

•
Loans held for investment grew $379.2 million to $2.45 billion, or 18.3% over the fourth quarter of 2021 and a 44.6% increase over the first quarter of 2021.
•
Noninterest-bearing demand deposits reached $931.6 million, representing 36.0% of total deposits, and increased $400.2 million, or 75.3% over the fourth quarter of 2021, and increased $518.7 million, or 125.6% over the first quarter of 2021.
•
Book value per share and tangible book value per share(1) increased to $22.40 and $20.97, respectively, at March 31, 2022.
•
Acted as lead arranger and administrative agent bank for the successful closing of our first syndication of over $100 million made up of a revolving line of credit and term loan facilities in the industrial equipment rental industry, bringing in five financial institutions to take part as lenders of the syndicate.
•
Completed $82.3 million notes offering. The fixed-to-floating rate subordinated notes mature April 1, 2032, and initially bear interest at a fixed annual rate of 5.5%.
•
Opened our 13th de novo branch location in Fort Worth, Texas in February 2022.

“Third Coast delivered another outstanding quarter of strong financial and operational results, as we continue to pivot away from extraordinary pandemic-related activities and refocus our efforts towards our strategic growth plan,” stated Bart Caraway, Third Coast’s Chairman, President and Chief Executive Officer. “Our asset-sensitive balance sheet produced exceptional growth in the first quarter, with total deposits increasing 42.7% over the prior year quarter and total loans held for investment growing by 44.6% in that same comparable period in 2021. First quarter loan growth was primarily driven by our Specialty Finance and Corporate Banking groups. Notably, despite first quarter loan growth of 18.3% from year end December 31, 2021, our noninterest expense remained flat for the quarter compared to the fourth quarter 2021.

“During the quarter, we were pleased to successfully complete our first loan syndicate as lead arranger and administrative agent. Third Coast Bank’s first syndication is a major milestone, conveying a strong endorsement of our ability to raise senior debt in the capital market and enhancing the diversification of our financing sources. We expect the loan syndicate made up of a revolving line of credit and term loan facilities will help to further develop our presence and promote additional opportunities in the industrial equipment market.

“In addition to excellent credit quality, a hallmark of our bank is our stable, high-quality, and low-cost deposit base, reflecting the financial strength of our borrowers. We believe that Third Coast’s team-based, relationship-oriented approach to banking, coupled with strong treasury management products and services, will allow us to build on our deposit mix and foster new sources of low-cost, core deposits.

“As a rapidly growing private - and now publicly traded - financial institution, we are committed to pursuing strategic opportunities and establishing our reputation as one of the preeminent Texas-based banks. Benefiting from market disruption, we have been able to attract and recruit extremely talented lenders. The success of these lending teams is fueling profitability and providing new market opportunities. Due to their hard work and continued efforts to bring new customers into the Bank, we expect future growth within each of our Community, Corporate, and Specialty Finance business lines.

“Looking ahead, we are excited about the operating leverage and consequential earnings power we expect to generate. We continue to advance our internal infrastructure, including our platforms and processes in anticipation of future growth. We are optimistic about 2022, believing that our current momentum in the very strong urban markets of Texas puts us in a position to realize significant organic growth in revenue and earnings per share. We believe that Third Coast is well positioned to achieve higher profitability and to create additional shareholder value,” concluded Caraway.

Loan Portfolio and Composition

During the first quarter of 2022, gross loans increased to $2.45 billion as of March 31, 2022, an increase of 18.3% from $2.07 billion as of December 31, 2021, and an increase of 44.6% from $1.69 billion as of March 31, 2021. PPP loans declined to $26.7 million at March 31, 2022 from $81.6 million at December 31, 2021. Excluding the effect of PPP loan forgiveness, the loan portfolio as of March 31, 2022 increased by $434.1 million, or 21.9% from quarter to quarter, or 87.4% annualized, from December 31, 2021. The loan growth was well diversified with Real Estate loans up $222.2 million and Commercial loans up $144.7 million from December 31, 2021.

Asset Quality

Asset quality improved during the first quarter of 2022 with non-performing assets declining $4.9 million, or 28.3%, from the fourth quarter of 2021. Improvement was primarily the result of a decline in restructured loans. The provision for loan losses recorded for the first quarter of 2022 was $4.0 million, which served to increase the allowance to $23.3 million, or 0.95% of the $2.45 billion in gross loans outstanding as of March 31, 2022. Provision expense for the first quarter of 2022 related primarily to provisioning for new loans.

As of March 31, 2022, the nonperforming loans to loans held for investment ratio remains low at 0.44%, which decreased from 0.75% at December 31, 2021 and 0.75% at March 31, 2021. During the three months ended March 31, 2022 and 2021, charge-offs and recoveries were minimal, representing a net recovery of $17,000 and a net charge-off of $8,000, respectively.

Deposits and Composition

Deposits totaled $2.59 billion as of March 31, 2022, an increase of 20.8% from $2.14 billion as of December 31, 2021, and an increase of 42.7% from $1.81 billion as of March 31, 2021. Noninterest-bearing demand deposits increased $400.2 million, or 75.3%, from December 31, 2021, and increased $518.7 million, or 125.6%, from

March 31, 2021. Noninterest-bearing demand deposits represented 36.0% of total deposits as of March 31, 2022, up from 24.8% of total deposits as of December 31, 2021, and 22.8% of total deposits as of March 31, 2021. Interest-bearing demand deposits as of March 31, 2022 increased $52.3 million, or 4.0%, from December 31, 2021 and savings accounts as of March 31, 2022 increased $1.3 million, or 3.8%, from December 31, 2021, due to our success in retaining and growing client relationships. These increases were partially offset by a decrease in time deposits of $7.8 million, or 2.8%. The average cost of deposits was 0.33% for the first quarter of 2022, representing a 7 basis point decrease from the fourth quarter of 2021 and a 23 basis point decrease from the first quarter of 2021. The decrease in average cost of deposits was due primarily to the significant increase in noninterest-bearing demand deposits.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2022 was 4.09%, a decrease of 69 basis points from the fourth quarter of 2021 and a decrease of 88 basis points from the first quarter of 2021. The yield on loans for the first quarter of 2022 was 4.90% compared to 5.86% at December 31, 2021. The decrease was primarily due to a reduction from the fourth quarter of 2021 of $968,000 in loan fees, $1.1 million in PPP fees, and $1.0 million in PCI accretion.

Net interest income totaled $25.2 million for the first quarter of 2022, an increase of 2.4% from $24.6 million for the fourth quarter of 2021. Interest income totaled $27.2 million for the first quarter of 2022, an increase of 2.0% from $26.7 million for the fourth quarter of 2021. Interest and fees on loans increased $456,000, or 1.7%, compared to the fourth quarter of 2021, and increased by $1.5 million, or 5.9%, from the first quarter of 2021. Interest expense was $2.0 million for each of the first quarter of 2022 and the fourth quarter of 2021 and a decrease of 32.1% from $2.9 million for the first quarter of 2021.

Noninterest Income and Noninterest Expense

Noninterest income totaled $1.7 million for the first quarter of 2022, compared to $2.1 million for the fourth quarter of 2021. This decrease was primarily due to $411,000 gain on sale of the guaranteed portion of SBA loans sold in the fourth quarter of 2021 and no sales of the guaranteed portion of SBA loans in the first quarter of 2022.

Noninterest expense totaled $20.2 million in the first quarter of 2022, an increase of 0.5% from $20.1 million in the fourth quarter of 2021, which was primarily due to increases in occupancy and network expenses related to the opening of our 13th branch and the new administrative office space leased to accommodate the increase in employees. We also incurred additional professional expenses related to required regulatory filings resulting from our IPO in the fourth quarter of 2021 and additional legal fees related to potential new products and services. The additional expenses were offset by a decrease in salary and employee benefits expense due to several large signing bonuses that were paid in the fourth quarter 2021. The employee headcount increased from 334 as of December 31, 2021 to 339 as of March 31, 2022.

The efficiency ratio was 75.09% in the first quarter of 2022, compared to 75.31% in the fourth quarter of 2021, and 66.12% in the first quarter of 2021. The slight improvement in the efficiency ratio from the fourth quarter of 2021 was due to the increase in interest and fees on loans.

Net Income and Earnings Per Share

Net income totaled $2.1 million for the first quarter of 2022, compared to $354,000 for the fourth quarter of 2021. Basic earnings per share and diluted earnings per share increased to $0.16 per share and $0.15 per share, respectively, in the first quarter of 2022 from $0.03 per share and $0.03 per share, respectively, in the fourth quarter of 2021. The increases were primarily a result of the decrease in the provision for loan loss expense recorded in the first quarter 2022 as compared to the fourth quarter of 2021 due to a reduction in the factor related to COVID-19 in the allowance for loan loss methodology which management uses to evaluate the adequacy of the reserve for loan losses and determine the necessary provision.

_______________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss first quarter 2022 results, which will be broadcast live over the Internet, on Friday, April 29, 2022 at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through May 5, 2022 and may be accessed by dialing 201-612-7415 and using passcode 13729245#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 13 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy; interest rate risk and fluctuations in interest rates; our ability to maintain our largest deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; changes in key management personnel; credit risk associated with our business; and other market conditions and economic trends generally and in the banking industry. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including “Tangible Book Value Per Share and Tangible Common Equity to Tangible Assets Ratio,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2022	2021
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31
ASSETS
Cash and cash equivalents:
Cash and due from banks	$369,782	$326,733	$359,888	$352,544	$238,107
Federal funds sold	1,538	292	696	1,228	741
Total cash and cash equivalents	371,320	327,025	360,584	353,772	238,848

Interest bearing time deposits in other banks	132	131	131	131	131
Investment securities available-for-sale	126,218	26,432	26,431	25,991	24,680
Loans held for investment	2,447,945	2,068,724	1,612,394	1,551,722	1,692,806
Less: allowance for loan and lease loss	(23,312)	(19,295)	(15,571)	(13,394)	(13,471)
Loans, net	2,424,633	2,049,429	1,596,823	1,538,328	1,679,335
Accrued interest receivable	12,648	10,228	10,238	11,350	13,375
Premises and equipment, net	20,846	19,045	18,364	15,859	15,154
Other real estate owned	1,666	1,676	1,676	1,686	3,066
Bank-owned life insurance	26,671	26,528	26,382	26,237	26,088
Non-marketable securities, at cost	11,327	7,527	10,905	8,032	4,424
Deferred tax asset, net	4,258	4,123	4,456	3,836	3,903
Core Deposit Intangible, net	1,252	1,292	1,332	1,373	1,413
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	21,383	7,942	6,815	8,671	5,365
Total assets	$3,040,388	$2,499,412	$2,082,171	$2,013,300	$2,033,816

LIABILITIES
Deposits:
Noninterest bearing	$931,622	$531,401	$364,418	$374,942	$412,932
Interest bearing	1,655,547	1,609,798	1,451,533	1,408,326	1,400,262
Total deposits	2,587,169	2,141,199	1,815,951	1,783,268	1,813,194

Accrued interest payable	387	437	477	866	896
Other liabilities	20,122	7,769	8,291	7,845	8,056
FHLB advances	50,000	50,000	50,250	50,000	50,000
Note Payable - Line of Credit	1,000	1,000	1,000	20,500	20,500
Note Payable - Subordinated Debentures	80,507	-	-	13,000	13,000
Total liabilities	2,739,185	2,200,405	1,875,969	1,875,479	1,905,646

Commitments and contingencies - ESOP-owned shares	-	-	2,060	1,876	1,778

SHAREHOLDERS' EQUITY
Common stock	13,524	13,482	9,387	6,647	6,402
Additional paid-in capital	249,775	249,202	160,725	97,821	92,254
Retained earnings	38,116	36,029	35,675	33,290	29,701
Accumulated other comprehensive income	887	1,393	1,394	1,042	792
Treasury stock, at cost	(1,099)	(1,099)	(979)	(979)	(979)
	301,203	299,007	206,202	137,821	128,170
Less: ESOP-owned shares	-	-	(2,060)	(1,876)	(1,778)
Total shareholders' equity	301,203	299,007	204,142	135,945	126,392
Total liabilities and shareholders' equity	$3,040,388	$2,499,412	$2,082,171	$2,013,300	$2,033,816

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2022	2021				2021
(Dollars in thousands, except per share data)	March 31	December 31	September 30	June 30	March 31	December 31
INTEREST INCOME:
Loans, including fees	$26,682	$26,226	$23,940	$23,522	$25,198	$98,886
Investment securities available-for-sale	276	265	265	261	252	1,043
Federal funds sold and other	226	169	194	148	175	686
Total interest income	27,184	26,660	24,399	23,931	25,625	100,615

INTEREST EXPENSE:
Deposit accounts	1,844	1,913	2,023	2,213	2,377	8,526
FHLB advances and notes payable	130	128	374	504	530	1,536
Total interest expense	1,974	2,041	2,397	2,717	2,907	10,062

Net interest income	25,210	24,619	22,002	21,214	22,718	90,553

Provision for loan losses	4,000	6,100	2,323	-	1,500	9,923

Net interest income after provision for loan losses	21,210	18,519	19,679	21,214	21,218	80,630

NONINTEREST INCOME:
Service charges and fees	619	566	559	770	472	2,367
Gain on sale of SBA loans	-	411	175	-	-	586
Other	1,047	1,078	230	339	278	1,925
Total noninterest income	1,666	2,055	964	1,109	750	4,878

NONINTEREST EXPENSE:
Salaries and employee benefits	13,324	14,029	12,138	12,512	9,963	48,642
Data processing and network expense	922	786	844	820	610	3,060
Occupancy and equipment expense	1,873	1,557	1,419	1,195	1,196	5,367
Legal and professional	1,746	1,450	1,164	1,564	1,115	5,293
Loan operations and other real estate owned expense	278	275	495	170	1,023	1,963
Advertising and marketing	427	657	422	406	404	1,889
Telephone and communications	100	115	119	168	193	595
Software purchases and maintenance	198	248	261	192	151	852
Regulatory assessments	645	506	252	294	49	1,101
Loss (gain) on sale of other real estate owned	-	-	-	(31)	375	344
Other	668	464	527	489	439	1,919
Total noninterest expense	20,181	20,087	17,641	17,779	15,518	71,025

NET INCOME BEFORE INCOME TAX EXPENSE	2,695	487	3,002	4,544	6,450	14,483

Income tax expense	608	133	617	955	1,354	3,059

NET INCOME	$2,087	$354	$2,385	$3,589	$5,096	$11,424

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.16	$0.03	$0.29	$0.57	$0.81	$1.45
Diluted earnings per share	$0.15	$0.03	$0.28	$0.55	$0.80	$1.40

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2022	2021				2021
(Dollars in thousands, except share and per share data)	March 31	December 31	September 30	June 30	March 31	December 31
Net Income	$2,087	$354	$2,385	$3,589	$5,096	$11,424

Earnings per share, basic	$0.16	$0.03	$0.29	$0.57	$0.81	$1.45
Earnings per share, diluted	$0.15	$0.03	$0.28	$0.55	$0.80	$1.40
Dividends per share	$-	$-	$-	$-	$-	$-

Return on average assets (A)	0.32%	0.06%	0.46%	0.71%	1.06%	0.55%
Return on average equity (A)	2.81%	0.55%	5.41%	11.45%	16.81%	6.70%
Net interest margin (A) (C)	4.09%	4.78%	4.49%	4.39%	4.97%	4.65%
Efficiency ratio (D)	75.09%	75.31%	76.81%	79.64%	66.12%	74.43%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total shareholders' equity to total assets	9.91%	11.96%	9.90%	6.85%	6.30%	11.96%
Tangible common equity to tangible assets (B)	9.33%	11.28%	9.06%	5.94%	5.40%	11.28%

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.35%	12.63%	11.89%	11.24%	11.76%	12.63%
Tier 1 capital (to risk weighted assets)	12.35%	12.63%	11.89%	11.24%	11.76%	12.63%
Total capital (to risk weighted assets)	13.16%	13.54%	12.96%	12.32%	12.93%	13.54%
Tier 1 capital (to average assets)	13.66%	12.27%	8.39%	6.93%	7.01%	12.27%

Other Data
Weighted average shares:
Basic	13,385,324	10,724,545	8,099,878	6,339,850	6,280,855	7,874,110
Diluted	13,755,026	11,156,037	8,448,112	6,535,163	6,364,672	8,138,824
Period end shares outstanding	13,445,782	13,403,324	9,313,929	6,573,684	6,328,802	13,403,324
Book value per share	$22.40	$22.31	$22.14	$20.97	$20.25	$22.31
Tangible book value per share (B)	$20.97	$20.87	$20.06	$18.01	$17.18	$20.87

__________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for loan losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate
Assets
Interest-earnings assets:
Investment securities	$28,170	$276	3.97%	$42,677	$265	2.46%	$25,181	$252	4.06%
Loans, gross	2,208,462	26,682	4.90%	1,774,294	26,226	5.86%	1,604,107	25,198	6.37%
Federal funds sold and other interest-earning assets	260,275	226	0.35%	226,197	169	0.30%	225,850	175	0.31%
Total interest-earning assets	2,496,907	27,184	4.42%	2,043,168	26,660	5.18%	1,855,138	25,625	5.60%
Less allowance for loan losses	(20,395)			(17,130)			(12,626)
Total interest-earning assets, net of allowance	2,476,512			2,026,038			1,842,512
Noninterest-earning assets	150,871			187,770			101,177
Total assets	$2,627,383			$2,213,808			$1,943,689

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,640,273	$1,844	0.46%	$1,485,059	$1,913	0.51%	$1,356,885	$2,377	0.71%
Notes payable	1,891	23	4.93%	1,126	11	3.88%	33,783	423	5.08%
FHLB advances	50,000	107	0.87%	66,315	117	0.70%	53,911	107	0.80%
Total interest-bearing liabilities	1,692,164	1,974	0.47%	1,552,500	2,041	0.52%	1,444,579	2,907	0.82%
Noninterest-bearing deposits	620,900			392,955			368,413
Other liabilities	12,782			10,770			7,726
Total liabilities	2,325,846			1,956,225			1,820,718
Shareholders’ equity	301,537			257,583			122,971
Total liabilities and shareholders’ equity	$2,627,383			$2,213,808			$1,943,689
Net interest income		$25,210			$24,619			$22,718
Net interest spread (1)			3.95%			4.66%			4.78%
Net interest margin (2)			4.09%			4.78%			4.97%

__________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2022	2021
(Dollars in thousands)	March 31	December 31	September 30	June 30	March 31
Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$477,573	$383,941	$361,467	$361,217	$359,416
Non-farm non-residential non-owner occupied	463,618	445,308	345,360	286,533	276,174
Residential	225,649	213,264	179,971	165,890	137,201
Construction, development & other	414,653	320,335	124,548	80,400	85,398
Farmland	13,467	9,934	8,309	6,011	5,164
Commercial & industrial	756,005	611,348	538,551	612,306	792,270
Consumer	3,304	4,001	4,417	4,499	4,627
Other	93,676	80,593	49,771	34,866	32,556
Total loans	$2,447,945	$2,068,724	$1,612,394	$1,551,722	$1,692,806

Asset Quality:
Nonaccrual loans	$9,896	$10,030	$11,077	$5,158	$5,761
Loans > 90 days and still accruing	40	278	561	184	1,009
Restructured loans--accruing	790	5,295	5,319	5,924	5,946
Total nonperforming loans	$10,726	$15,603	$16,957	$11,266	$12,716
Other real estate owned	1,666	1,676	1,676	1,686	3,066
Total nonperforming assets	$12,392	$17,279	$18,633	$12,952	$15,782

QTD Net charge-offs (recoveries)	$(17)	$2,376	$146	$77	$8

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$986	$1,008	$1,032	$1,058	$1,081
Non-farm non-residential non-owner occupied	334	346	353	365	375
Residential	121	127	133	76	80
Construction, development & other	238	244	251	257	261
Farmland	-	-	-	-	-
Commercial & industrial	8,210	8,297	9,162	3,227	3,810
Consumer	-	-	-	-	-
Other	-	-	-	-	24
Purchased credit impaired	7	8	146	175	130
Total nonaccrual loans	$9,896	$10,030	$11,077	$5,158	$5,761

Asset Quality Ratios:
Nonperforming assets to total assets	0.41%	0.69%	0.89%	0.64%	0.78%
Nonperforming loans to total loans	0.44%	0.75%	1.05%	0.73%	0.75%
Allowance for loan losses to total loans	0.95%	0.93%	0.97%	0.86%	0.80%
QTD Net charge-offs(recoveries) to average loans (annualized)	0.00%	0.53%	0.04%	0.02%	0.00%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review “Tangible Book Value Per Share and Tangible Common Equity to Tangible Assets Ratio” for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

	Three Months Ended					Year Ended
	2022	2021				2021
(Dollars in thousands, except per share data)	March 31	December 31	September 30	June 30	March 31	December 31
Tangible Common Equity:
Total shareholders' equity	$301,203	$299,007	$206,202	$137,821	$128,170	$299,007
Less: Goodwill and core deposit intangibles, net	19,286	19,326	19,366	19,407	19,447	19,326
Tangible shareholders' equity	$281,917	$279,681	$186,836	$118,414	$108,723	$279,681

Common shares outstanding at end of period	13,445,782	13,403,324	9,313,929	6,573,684	6,328,802	13,403,324
Book Value Per Share	$22.40	$22.31	$22.14	$20.97	$20.25	$22.31
Tangible Book Value Per Share	$20.97	$20.87	$20.06	$18.01	$17.18	$20.87

Tangible Assets:
Total assets	$3,040,388	$2,499,412	$2,082,171	$2,013,300	$2,033,816	$2,499,412
Adjustments: Goodwill and core deposit intangibles, net	19,286	19,326	19,366	19,407	19,447	19,326
Tangible assets	$3,021,102	$2,480,086	$2,062,805	$1,993,893	$2,014,369	$2,480,086

Total Shareholders' Equity to Total Assets	9.91%	11.96%	9.90%	6.85%	6.30%	11.96%
Tangible Common Equity to Tangible Assets	9.33%	11.28%	9.06%	5.94%	5.40%	11.28%